UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PEPCO HOLDINGS, INC.

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On August 19, 2014, Pepco Holdings, Inc. and Exelon Corporation began conducting presentations and handing out the following fact sheet to customers, elected officials, media and members of the community in Maryland.

What does the Exelon-PHI merger mean for Maryland?

Exelon-Pepco Holdings Inc. merger filing

On August 19, Exelon and Pepco Holdings Inc. (PHI) filed an application seeking approval of their proposed merger with the Maryland Public Service Commission (PSC). The companies announced their proposed merger on April 30.

•	The combination will bring together Exelon’s three top-performing electric and gas utilities — BGE, ComEd and PECO — and PHI’s three utilities – Pepco, Atlantic City Electric and Delmarva Power to create the leading mid-Atlantic electric and gas utility.

•	The submission of the filings initiates the regulatory approval process in Maryland and includes exhibits and testimony that detail the customer, community and economic benefits that would result from the merger.

Merger will deliver direct benefits to Pepco and Delmarva Power customers and communities

The proposed merger will deliver direct benefits for Pepco and Delmarva Power customers in Maryland.

•	Upon closing of the merger, Exelon will provide an aggregate amount of $40 million for a Customer Investment Fund in the Pepco and Delmarva Power service territories in Maryland, based on the number of customers each utility has in Maryland. The Customer Investment Fund is to be used as the PSC deems appropriate for customer benefits, such as bill credits, assistance for low income customers and energy efficiency measures.

•	Exelon shares Pepco and Delmarva Power’s commitment to the local communities it serves. In Maryland, Exelon has committed to provide an annual average of charitable contributions and local community support that exceeds Pepco and Delmarva Power’s 2013 level of $623,000. Pepco and Delmarva Power have historically made contributions in Maryland to support local organizations and initiatives.

•	Exelon proposed measures to effectively insulate Pepco and Delmarva Power from potential financial risks of other Exelon businesses, known as “ring-fencing.” These measures are described in detail in the filing.

Local jobs and headquarters will be maintained

Exelon has committed to maintain operational headquarters for all three PHI utilities, including Pepco in D.C., and Delmarva Power in Newark, Del.; to no net involuntary merger-related job losses at Pepco and Delmarva Power for at least two years after the merger; and to honor all collective bargaining agreements.

At the close of the merger, Dave Velazquez, currently executive vice president, PHI Power Delivery, will become president and chief executive officer of the PHI utilities. Donna Cooper (Pepco) and Gary Stockbridge (Delmarva Power) will also remain with the company as regional presidents.

PHI’s strong commitment to workforce- and supplier-diversity programs will be honored and maintained.

Commitment to build on reliability improvements with new, more stringent targets

Exelon and PHI are committed to maintain the significant reliability improvements under way for Pepco and Delmarva Power and have proposed more stringent targets.

•	The companies are committed to exceeding the PSC’s reliability standards and further commit that by 2020:

•	Delmarva Power’s outage frequency in its Maryland service territory will not exceed 1.22, representing a nearly 40 percent improvement compared with the 2011-2013 period. Average outage duration will not exceed 118 minutes, representing a more than 53 percent improvement compared with the 2011-2013 period.

•	Pepco’s average outage frequency in its Maryland service territory will not exceed 1.00, representing a 38 percent improvement compared with the 2011-2013 period. Average outage duration will not exceed 101 minutes, representing a nearly 43 percent improvement compared with the 2011-2013 period.

•	Compliance with these commitments will be based on a three-year historical average (2018-2020) to account for any abnormal weather variability that may occur in a given year.

•	Exelon has offered to be subject to financial penalties if Pepco and Delmarva Power do not meet their targets.

This reliability commitment is backed by merger testimony showing that Exelon utilities perform at a high level. ComEd and PECO are delivering first-quartile performance, and BGE’s reliability metrics have risen to their best-ever levels since joining Exelon in 2012.

Joining a family of utilities with distinguished emergency-response capabilities with crews and resources located in the mid-Atlantic area will benefit Pepco and Delmarva Power and their customers during major storms, while helping to reduce costs.

Merger expected to add jobs, inject millions of dollars into local economy

The merger commitments are expected to result in significant economic benefits for Maryland, as detailed in an economic modeling analysis included in the merger approval filings.

Combined with reliability improvement projects already announced by PHI and underway, the merger commitments are expected to create 6,300 to about 7,000 new jobs and result in $542 million to $623 million in benefits to the Maryland economy. These results are anticipated to be achieved within six years after the merger closes. In addition, PHI has successfully negotiated contract extensions with all four of the unions representing their utility employees

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger; (4) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (5) PHI’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.